SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K


        Current Report Pursuant to Section 13 or 15 (d) of
                    The Securities Act of 1934


Date of Report   (Date of earliest event reported)     July 14, 1998


                     Jordan Telecommunication Products, Inc.
      (Exact name of registrant as specified in its charter)


   Delaware                 333-34585                         36-4173125
(State or other            (Commission                   (I.R.S. Employer
Jurisdiction)              File Number)                   Identification No.)



          Arbor Lake Centre, Suite 550
          1751 Lake Cook Road, Deerfield, IL                   60015
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code       (847) 945-5591


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Item 2.   Acquisition or Disposition of Assets


          On July 14, 1998, Jordan Telecommunications Products, Inc. ("JTP") through its 70% owned subsidiary Telephone Services, Inc. ("TSI"), purchased the net assets of Opto-Tech Industries, Inc. ("Opto- Tech"). Opto-Tech assembles and sells radio frequency interference products, attenuators and message waiting indicators to Regional Bell Operating Company, independent phone operators and distributors of telecommunications products.

          The purchase price of $6.4 million, including estimated costs incurred directly related to the transaction, has not been allocated at this time. The acquisition was financed with borrowings from JTP's revolving credit agreement and $1.25 million of a subordinated note.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

          2. (a) Agreement for purchase and sale of assets of Opto-Tech Industries, Inc. by and among Thomas Denedios and Lucy Denedios, Marcy Fowler, Jordan Telecommunications Products, Inc. and Opto-Tech Holdings, Inc. dated July 14, 1998.

                    Certain exhibits and schedules to the agreements referred to in item 2(a) have not been included; they will be furnished supplementally if requested by the commission.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  JORDAN TELECOMMUNICATION
                                  PRODUCTS, INC.



July 22, 1998                      By /s/   Michael R. Elia
                                      Chief Financial Officer